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                                  EXHIBIT 23.2


                      Consent of PricewaterhouseCoopers LLP







                                 Exhibit 23.2-2

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Internet Pictures Corporation of our report dated March 12, 1999, except for Note 14, which is as of July 19, 1999 relating to the consolidated financial statements of bamboo.com, Inc. which appear in the Registration Statement (No. 333-80639) and our report dated January 31, 2000, except for Note 12 which is as of March 6, 2000 relating to the consolidated financial statements and the supplemental consolidated pooled financial statements of Internet Pictures Corporation (formerly bamboo.com), which appear in the Registration Statement (No. 333-32680) on Form S-1. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Information" in the Registration Statement (No. 333-32680) on Form S-1 of Internet Pictures Corporation.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

San Jose, California
March 26, 2000






                                 Exhibit 23.2-3